Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Genzyme Corporation of our report dated February 26, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, and of our report dated February 25, 2008 relating to the financial statements of BioMarin/Genzyme LLC, which appear in Genzyme Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts

March 22, 2010